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                                                                    EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholder
Vibroplant U.S., Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Prime Service, Inc. of our report dated April 8, 1996, with respect to the balance sheets of Vibroplant U.S., Inc. as of February 25, 1996 and March 31, 1995, and the related statements of operations, stockholder's equity and cash flows for the period from April 1, 1995 through February 25, 1996, and for each of the years in the two-year period ended March 31, 1995, which report appears in the Form S-1 of Prime Service, Inc. dated October 31, 1996. Our report refers to a change in the method of computing depreciation in 1995 and a change in the method of accounting for income taxes in 1994.



                                                /s/ KPMG PEAT MARWICK LLP


                                                KPMG Peat Marwick LLP

Fort Worth, Texas
November 4, 1996